Exhibit 99.1
For Further Information:
Waste Management, Inc.
Analysts: Jim Alderson — 713.394.2281
Media: Lynn Brown — 713.394.5093
Web site: http://www.wm.com
WMI #08-21
Waste Management Announces Third Quarter 2008 Earnings
Company Posts 16.7% Increase in Earnings Per Share
HOUSTON – October 30, 2008 – Waste Management, Inc. (NYSE: WMI) today announced financial results for its third quarter ended September 30, 2008. Revenue for the third quarter of 2008 was $3.53 billion compared with $3.40 billion in the year ago period, an increase of 3.6%. Net income for the quarter was $310 million, or $0.63 per diluted share, compared with $278 million, or $0.54 per diluted share, in the prior year period, an increase of 16.7% in earnings per diluted share.
The Company noted several items that impacted the results in the 2007 and 2008 third quarters. Results in the third quarter of 2008 included an after-tax benefit of $0.03 per diluted share due to gains from the divestiture of operations offset by a decrease of $0.03 per diluted share related to the cost of a labor disruption in Milwaukee, including more than a $0.02 per diluted share charge related to the local bargaining unit agreeing to our proposal to withdraw the bargaining unit from the Teamsters’ under-funded Central States pension fund.
Results in the third quarter of 2007 included a decrease of $0.03 per diluted share related to the cost of a labor disruption in Oakland offset by a $0.03 per diluted share benefit from income tax items.
Excluding those items, earnings would have been $312 million, or $0.63 per diluted share, in the third quarter of 2008 compared with $280 million, or $0.54 per diluted share, in the third quarter of 2007.(a)
Income from operations as a percent of revenue was 18.0% in the third quarter of 2008, a 60 basis point improvement compared with the third quarter of 2007, both periods adjusted for the items noted above.(a)
For the nine months ended September 30, 2008, Waste Management reported operating revenue of $10.28 billion, compared with $9.95 billion for the same period last year. Net income was $869 million, or $1.75 per diluted share, for the nine months ended September 30, 2008, compared with net income of $854 million, or $1.62 per diluted share, for the same period in 2007.

“We have delivered another solid financial performance, and accomplished our primary goals of earnings growth, operating margin expansion and strong free cash flow,” said David P. Steiner, Chief Executive Officer of Waste Management. “Our financial performance continues to be driven by the success of our pricing and operational excellence programs. We are very happy with the 16.7% growth in adjusted earnings per share which demonstrates the strength of our business, even in a slowing economy.(a)
“Revenue grew by 3.6% during the third quarter of 2008. Internal revenue growth from yield on base business was 2.7%. Including the positive impact of higher recycling commodity prices and higher fuel surcharge revenue, internal revenue growth from yield was 6.5%. Internal revenue growth at our landfills was at the highest level since the third quarter of 2006 and internal revenue growth from yield in our municipal solid waste disposal line was at the highest level since 2005.
“Our operational excellence and pricing excellence programs continue to improve operating margins. Excluding a 40 basis point impact from higher diesel fuel prices, our as-adjusted income from operations as a percent of revenue increased to 18.4% in the third quarter of this year. This is a 100 basis point improvement when compared with the as-adjusted income from operations as a percent of revenue for the prior year period.(a) We also overcame the impact of a slowing economy and difficult credit markets during the third quarter of 2008, displaying the defensive nature of our business.
“The recycling commodity markets have become very volatile over the last two weeks. During 2008, we have benefited from high recycling commodity prices. We do not expect a year-over-year benefit in the fourth quarter. In fact, we currently estimate that our recycling line of business could negatively impact earnings per share by as much as $0.03 in the fourth quarter. We expect our solid waste business, with its recession resistant qualities and strong cash flows, to perform very well, just as it has all year.”
Key Highlights for the Third Quarter of 2008
•	Internal revenue growth from yield on base business was 2.7%. Including the positive impact of higher recycling commodity prices and higher fuel surcharge revenue, internal revenue growth from yield was 6.5%.

•	Internal revenue growth from volumes was a negative 3.2% due to our pricing excellence program and the economy.

•	Acquisitions contributed 0.8% to higher revenue in the quarter, while divestitures caused a 0.7% decline in revenue in the quarter.

•	Operating expenses were 63.0% of revenue in the third quarters of both 2007 and 2008. Excluding the impacts in 2008 of higher diesel fuel prices, higher recycling commodity prices on both operating expenses and revenue, and the impact of the Milwaukee labor disruption costs, operating expenses were 61.1% of revenue in the third quarter of 2008, or a 120 basis point improvement compared with the prior year period as adjusted for the labor disruption costs in Oakland in 2007.(a)

•	Depreciation and amortization expenses were 9.2% of revenue, down from 9.7% of revenue in the third quarter of 2007.

•	Net cash provided by operating activities was $771 million.

•	Free cash flow was $524 million, compared with $550 million in the prior year quarter.(a) Capital expenditures were $301 million, or $61 million more than in the 2007 quarter. Proceeds from divestitures of businesses, net of cash divested, and from other sales of assets, were $54 million, or $35 million higher than the prior year quarter.
•	We returned $142 million to shareholders through $133 million in dividend payments and $9 million in common stock repurchases.

(a)	This earnings release contains a discussion of non-GAAP measures, as defined in Regulation G of the Securities Exchange Act of 1934, as amended. The Company reports its financial results in compliance with GAAP, but believes that also discussing non-GAAP measures provides investors with (i) additional, meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance and (ii) financial measures the Company uses in the management of its business. GAAP measures that have been adjusted to exclude the impact of certain unusual, non-recurring or otherwise non-operational items include:
•	Net income;

•	Earnings per diluted share;

•	Earnings per diluted share growth;

•	Income from operations as a percent of revenue; and

•	Operating expenses as a percent of revenue.
The Company also discusses free cash flow, which is a non-GAAP measure, because it believes that investors are interested in the cash produced by the Company from non-financing activities that is available for uses such as the Company’s acquisitions, its share repurchase program, and the payment of dividends. However, free cash flow has material limitations, as it does not represent cash flow available for discretionary expenditures because it excludes certain expenditures that we have committed to such as debt service obligations. The Company defines free cash flow as:
•	Net cash provided by operating activities

•	Less, capital expenditures

•	Plus, proceeds from divestitures of businesses, net of cash divested, and other sales of assets.
The Company’s definition of free cash flow may not be comparable to similarly titled measures presented by other companies, and therefore not subject to comparison.
The quantitative reconciliations of the non-GAAP measures to the most comparable GAAP measures are included in the accompanying schedules. Investors are urged to take into account GAAP measures as well as non-GAAP measures in evaluating the Company.
The Company has scheduled an investor and analyst conference call for later this morning to discuss the results of today’s earnings announcement. The information in this press release should be read in conjunction with the information on the conference call. The call will begin at 10:00 a.m. Eastern time and is open to the public. To listen to the conference call, which will be broadcast live over the Internet, go to the Waste Management Website at http://www.wm.com, and select “Earnings Webcast.” You may also listen to the analyst conference call by telephone by contacting the conference call operator 5 to 10 minutes prior to the scheduled start time and asking for the “Waste Management Conference Call – Call ID 66401070.” US/Canada Dial-In Number: (877) 710-6139. Int’l/Local Dial-In Number: (706) 643-7398. For those unable to listen to the live call, a replay will be available 24 hours a day beginning at approximately 1:00 p.m. Eastern time on October 30th through 5:00 p.m. Eastern time on November 13th. To hear a replay of the call over the Internet, access the Waste Management Website at http://www.wm.com. To hear a telephonic replay of the call, dial (800) 642-1687 or (706) 645-9291 and enter reservation code 66401070.

Waste Management, Inc., based in Houston, Texas, is the leading provider of comprehensive waste management services in North America. Through its subsidiaries, the Company provides collection, transfer, recycling and resource recovery, and disposal services. It is also a leading developer, operator and owner of waste-to-energy and landfill gas-to-energy facilities in the United States. The Company’s customers include residential, commercial, industrial, and municipal customers throughout North America.
The Company, from time to time, provides estimates of financial and other data, comments on expectations relating to future periods and makes statements of opinion, view or belief about current and future events. Statements relating to future events and performance are “forward-looking statements.” The forward-looking statements that the Company makes are the Company’s expectations, opinion, view or belief at the point in time of issuance but may change at some future point in time. By issuing estimates or making statements based on current expectations, opinions, views or beliefs, the Company has no obligation, and is not undertaking any obligation, to update such estimates or statements or to provide any other information relating to such estimates or statements. Outlined below are some of the risks that the Company faces and that could affect our financial statements for 2008 and beyond and that could cause actual results to be materially different from those that may be set forth in forward-looking statements made by the Company. However, they are not the only risks that the Company faces. There may be additional risks that we do not presently know or that we currently believe are immaterial which could also impair our business. We caution you not to place undue reliance on any forward-looking statements, which speak only as of their dates. The following are some of the risks that we face:
•	competition may negatively affect our profitability or cash flows, our price increases may have negative effects on volumes, and price roll-backs and lower than average pricing to retain and attract customers may negatively affect our yield on base business;

•	we may be unable to maintain or expand margins if we are unable to control costs or raise prices;

•	we may not be able to successfully execute or continue our operational or other margin improvement plans and programs, including pricing increases, passing on increased costs to our customers, reducing costs due to our operational improvement programs, and divesting under-performing assets and purchasing accretive businesses, any of which could negatively affect our revenues and margins;

•	weather conditions cause our quarter-to-quarter results to fluctuate, and harsh weather or natural disasters may cause us to temporarily shut down operations;

•	continued volatility and further deterioration in the credit markets, inflation, higher interest rates and other general and local economic conditions may negatively affect the volumes of waste generated, our liquidity, our financing costs and other expenses;

•	economic conditions may negatively affect parties with whom we do business, which could result in late payments or the uncollectability of receivables as well as the non-performance of certain agreements, including expected funding under our credit agreement, which could negatively impact our liquidity and results of operations;

•	possible changes in our estimates of costs for site remediation requirements, final capping, closure and post-closure obligations, compliance and regulatory developments may increase our expenses;

•	regulations may negatively impact our business by, among other things, restricting our operations, increasing costs of operations or requiring additional capital expenditures;

•	climate change legislation, including possible limits on carbon emissions, may negatively impact our results of operations by increasing expenses related to tracking, measuring and reporting our greenhouse gas emissions and increasing operating costs and capital expenditures that may be required to comply with any such legislation;

•	if we are unable to obtain and maintain permits needed to open, operate, and/or expand our facilities, our results of operations will be negatively impacted;

•	limitations or bans on disposal or transportation of out-of-state, cross-border, or certain categories of waste, as well as mandates on the disposal of waste, can increase our expenses and reduce our revenue;

•	fuel price increases or fuel supply shortages may increase our expenses or restrict our ability to operate;

•	increased costs or the inability to obtain financial assurance or the inadequacy of our insurance coverages could negatively impact our liquidity and increase our liabilities;

•	possible charges as a result of shut-down operations, uncompleted development or expansion projects or other events may negatively affect earnings;

•	fluctuations in commodity prices may have negative effects on our operating results;

•	trends requiring recycling, waste reduction at the source and prohibiting the disposal of certain types of waste could have negative effects on volumes of waste going to landfills and waste-to-energy facilities;

•	efforts by labor unions to organize our employees may increase operating expenses and we may be unable to negotiate acceptable collective bargaining agreements with those who have chosen to be represented by unions, which could lead to labor disruptions, including strikes and lock-outs, which could adversely affect our results of operations and cash flows;

•	negative outcomes of litigation or threatened litigation or governmental proceedings may increase our costs, limit our ability to conduct or expand our operations, or limit our ability to execute our business plans and strategies;

•	problems with the operation of our current information technology or the development and deployment of new information systems could decrease our efficiencies, increase our costs, or lead to an impairment charge;

•	the adoption of new accounting standards or interpretations may cause fluctuations in reported quarterly results of operations or adversely impact our reported results of operations; and

•	we may reduce or permanently eliminate our dividend or share repurchase program, reduce capital spending and cease acquisitions if cash flows are less than we expect and we are not able to obtain capital needed to refinance our debt obligations, including near-term maturities, on acceptable terms.
Additional information regarding these and/or other factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in Part I, Item 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.
###

Waste Management, Inc.
Condensed Consolidated Statements of Operations
(In Millions, Except Per Share Amounts)
(Unaudited)

	Quarters Ended September 30,
	2008	2007
Operating revenues	$3,525	$3,403

Costs and expenses:
Operating	2,221	2,143
Selling, general and administrative	369	365
Depreciation and amortization	326	331
Restructuring	—	—
(Income) expense from divestitures, asset impairments and unusual items	(23)	(1)

	2,893	2,838

Income from operations	632	565

Other income (expense):
Interest expense	(114)	(128)
Interest income	5	10
Equity in net earnings (losses) of unconsolidated entities	—	1
Minority interest	(13)	(12)
Other, net	1	—

	(121)	(129)

Income before income taxes	511	436
Provision for income taxes	201	158

Net income	$310	$278

Basic earnings per common share	$0.63	$0.54

Diluted earnings per common share	$0.63	$0.54

Basic common shares outstanding	490.8	515.9

Diluted common shares outstanding	494.1	520.1

Cash dividends declared per common share	$0.27	$0.24

(1)

Waste Management, Inc.
Earnings Per Share
(In Millions, Except Per Share Amounts)
(Unaudited)

	Quarters Ended September 30,
	2008	2007
EPS Calculation:

Net income	$310	$278

Number of common shares outstanding at end of period	490.6	509.8
Effect of using weighted average common shares outstanding	0.2	6.1

Weighted average basic common shares outstanding	490.8	515.9
Dilutive effect of equity-based compensation awards, warrants and other contingently issuable shares	3.3	4.2

Weighted average diluted common shares outstanding	494.1	520.1

Basic earnings per common share	$0.63	$0.54

Diluted earnings per common share	$0.63	$0.54

(2)

Waste Management, Inc.
Condensed Consolidated Statements of Operations
(In Millions, Except Per Share Amounts)
(Unaudited)

	Nine Months Ended September 30,
	2008	2007
Operating revenues	$10,280	$9,949

Costs and expenses:
Operating	6,494	6,269
Selling, general and administrative	1,095	1,061
Depreciation and amortization	941	963
Restructuring	—	10
(Income) expense from divestitures, asset impairments and unusual items	(25)	(33)

	8,505	8,270

Income from operations	1,775	1,679

Other income (expense):

Interest expense	(341)	(395)
Interest income	14	39
Equity in net earnings (losses) of unconsolidated entities	(4)	(45)
Minority interest	(33)	(33)
Other, net	2	2

	(362)	(432)

Income before income taxes	1,413	1,247
Provision for income taxes	544	393

Net income	$869	$854

Basic earnings per common share	$1.76	$1.64

Diluted earnings per common share	$1.75	$1.62

Basic common shares outstanding	492.5	521.4

Diluted common shares outstanding	495.8	526.0

Cash dividends declared per common share	$0.81	$0.72

(3)

Waste Management, Inc.
Earnings Per Share
(In Millions, Except Per Share Amounts)
(Unaudited)

	Nine Months Ended September 30,
	2008	2007
EPS Calculation:

Net income	$869	$854

Number of common shares outstanding at end of period	490.6	509.8
Effect of using weighted average common shares outstanding	1.9	11.6

Weighted average basic common shares outstanding	492.5	521.4
Dilutive effect of equity-based compensation awards, warrants and other contingently issuable shares	3.3	4.6

Weighted average diluted common shares outstanding	495.8	526.0

Basic earnings per common share	$1.76	$1.64

Diluted earnings per common share	$1.75	$1.62

(4)

Waste Management, Inc.
Condensed Consolidated Balance Sheets
(In Millions)

	September 30,	December 31,
	2008	2007
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$504	$348
Receivables, net	1,816	1,892
Other	273	240

Total current assets	2,593	2,480

Property and equipment, net	11,291	11,351
Goodwill	5,493	5,406
Other intangible assets, net	147	124
Other assets	819	814

Total assets	$20,343	$20,175

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable, accrued liabilities, and deferred revenues	$2,190	$2,269
Current portion of long-term debt	816	329

Total current liabilities	3,006	2,598

Long-term debt, less current portion	7,613	8,008
Other liabilities	3,524	3,467

Total liabilities	14,143	14,073

Minority interest in subsidiaries and variable interest entities	304	310
Stockholders’ equity	5,896	5,792

Total liabilities and stockholders’ equity	$20,343	$20,175

(5)

Waste Management, Inc.
Condensed Consolidated Statements of Cash Flows
(In Millions)
(Unaudited)

	Nine Months Ended September 30,
	2008	2007
Cash flows from operating activities:
Net income	$869	$854
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	941	963
Other	92	64
Change in operating assets and liabilities, net of effects of acquisitions and divestitures	—	(35)

Net cash provided by operating activities	1,902	1,846

Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(230)	(86)
Capital expenditures	(787)	(721)
Proceeds from divestitures of businesses (net of cash divested) and other sales of assets	92	235
Purchases of short-term investments	—	(1,221)
Proceeds from sales of short-term investments	—	1,288
Net receipts from restricted trust and escrow accounts, and other	149	98

Net cash used in investing activities	(776)	(407)

Cash flows from financing activities:
New borrowings	1,091	439
Debt repayments	(1,206)	(658)
Common stock repurchases	(410)	(1,059)
Cash dividends	(399)	(374)
Exercise of common stock options and warrants	36	137
Other, net	(82)	(4)

Net cash used in financing activities	(970)	(1,519)

Effect of exchange rate changes on cash and cash equivalents	—	3

Increase (decrease) in cash and cash equivalents	156	(77)
Cash and cash equivalents at beginning of period	348	614

Cash and cash equivalents at end of period	$504	$537

(6)

Waste Management, Inc.
Summary Data Sheet
(Dollar Amounts in Millions)
(Unaudited)

	Quarters Ended
	September 30,	June 30,	September 30,
	2008	2008	2007
Operating Revenues by Lines of Business

Collection	$2,233	$2,237	$2,210
Landfill	787	786	789
Transfer	417	424	426
Wheelabrator	245	225	222
Recycling	344	324	294
Other	55	56	45
Intercompany (a)	(556)	(563)	(583)

Operating revenues	$3,525	$3,489	$3,403

Internal Growth of Operating Revenues from Comparable Prior Periods

Internal growth	3.5%	3.2%	0.5%
Less: Yield changes due to recycling commodities, electricity (IPP), fuel surcharge and mandated fees	4.0%	3.9%	2.2%

Adjusted internal growth	-0.5%	-0.7%	-1.7%

Acquisition Summary (b)

Gross annualized revenue acquired	$94	$39	$39

Total consideration	$109	$60	$44

Cash paid for acquisitions	$100	$55	$38

WMRA Segment Supplemental Data (c)

Operating revenues	$292	$270	$243

Operating expenses	$247	$226	$207

	Quarters Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Free Cash Flow Analysis (d)

Net cash provided by operating activities	$771	$771	$1,902	$1,846
Capital expenditures	(301)	(240)	(787)	(721)
Proceeds from divestitures of businesses (net of cash divested) and other sales of assets	54	19	92	235

Free cash flow	$524	$550	$1,207	$1,360

(a)	Intercompany revenues between lines of business are eliminated within the Condensed Consolidated Financial Statements included herein.

(b)	Represents amounts associated with business acquisitions consummated during the indicated periods.

(c)	Information provided is after the elimination of intercompany revenues and related expenses.

(d)	The summary of free cash flows has been prepared to highlight and facilitate understanding of the principal cash flow elements. Free cash flow is not a measure of financial performance under generally accepted accounting principles and is not intended to replace the consolidated statement of cash flows that was prepared in accordance with generally accepted accounting principles.

(7)

Waste Management, Inc.
Summary Data Sheet
(Dollar Amounts in Millions)
(Unaudited)

	Quarters Ended
	September 30,	June 30,	September 30,
	2008	2008	2007
Balance Sheet Data

Cash, cash equivalents and short-term investments available for use (a)	$504	$210	$654

Debt-to-total capital ratio:
Long-term indebtedness, including current portion	$8,429	$8,393	$8,278
Total equity	5,896	5,722	5,932

Total capital	$14,325	$14,115	$14,210

Debt-to-total capital	58.8%	59.5%	58.3%

Capitalized interest	$5	$4	$6

Other Operational Data

Internalization of waste, based on disposal costs	67.5%	67.6%	66.5%

Total landfill disposal volumes (tons in millions)	28.5	28.4	29.5
Total waste-to-energy disposal volumes (tons in millions)	1.8	1.7	1.7

Total disposal volumes (tons in millions)	30.3	30.1	31.2

Active landfills	277	279	279

Landfills reporting volume	262	262	261

Amortization and SFAS No. 143 Expenses for Landfills Included in Operating Groups
Non — SFAS No. 143 amortization expense	$99.9	$101.1	$102.1
Amortization expense related to SFAS No. 143 obligations	22.5	13.5	21.1

Total amortization expense (b)	122.4	114.6	123.2
Accretion and other related expense	16.2	16.1	15.8

Landfill amortization, accretion and other related expense	$138.6	$130.7	$139.0

(a)	The quarters ended September 30, 2008, June 30, 2008, and September 30, 2007 include short-term investments available for use of $0 million, $0 million, and $117 million, respectively.

(b)	The quarter ended September 30, 2008, as compared with the quarter ended June 30, 2008 reflects a $7.8 million increase in amortization expense, of which $7.2 million is due to a charge to landfill amortization expense for revisions in estimates of closure and post-closure cost estimates. The quarter ended September 30, 2008, as compared with the quarter ended September 30, 2007 reflects a $0.8 million decline in amortization expense, as the $7.2 million amortization charge discussed above was offset by the impacts of reduced landfill amortization expense primarily due to lower volumes.

(8)

Waste Management, Inc.
Reconciliation of Certain Non-GAAP Measures
(Dollars In Millions, Except Per Share Amounts)
(Unaudited)

	Quarter Ended		Quarter Ended
	September 30, 2008		September 30, 2007
	After-tax	Per Share	After-tax	Per Share
Adjusted Net income and Diluted Earnings Per Share	Amount	Amount	Amount	Amount
Net income and Diluted EPS, as reported	$310	$0.63	$278	$0.54

Adjustments to Net income and Diluted EPS:
Tax items	—	—	(14)	(0.03)
(Income) expense from divestitures, asset impairments and unusual items	(14)	(0.03)	—	—
Labor disruptions	16	0.03	16	0.03

Net income and Diluted EPS, as adjusted (a)	$312	$0.63	$280	$0.54

	Quarters Ended
	September 30,
Adjusted Income from Operations as a percent of Revenues	2008	2007
As reported:
Operating revenues	$3,525	$3,403
Income from operations	$632	$565

Income from Operations as a percent of Revenues	17.9%	16.6%

Adjustments to Operating Revenues:
(Income) expense from divestitures, asset impairments and unusual items	$—	$—
Labor disruptions	$—	$1

Adjustments to Income from Operations:
(Income) expense from divestitures, asset impairments and unusual items	$(23)	$—
Labor disruptions	$26	$26

As adjusted:
Operating revenues	$3,525	$3,404
Income from operations	$635	$591

Adjusted Income from Operations as a percent of Revenues (b)	18.0%	17.4%

Additional Adjustment for Fuel Impact:
Operating revenues	$(83)	$—
Income from operations	$—	$—

As further adjusted:
Operating revenues	$3,442	$3,404
Income from operations	$635	$591

Further Adjusted Income from Operations as a percent of Revenues (c)	18.4%	17.4%

(a)	Increase in Diluted EPS, as adjusted, of 16.7%.

(b)	Increase in Income from Operations as a percent of revenues, as adjusted, of 60 basis points.

(c)	Increase in Income from Operations as a percent of revenues, as adjusted for fuel impact, of 100 basis points.

(9)

Waste Management, Inc.
Reconciliation of Certain Non-GAAP Measures
(Dollars In Millions)
(Unaudited)

Impacts of Labor Disruption Costs, Rising Diesel Fuel Prices, and Higher	Quarters Ended September 30,
Recycling Commodity Prices on Operating Expenses as a percent of Revenues	2008	2007
Adjusted Operating Expenses as a percent of Revenues

As reported:
Operating revenues	$3,525	$3,403
Operating expenses	$2,221	$2,143

Operating Expenses as a percent of Revenues	63.0%	63.0%

Adjustment for Labor Disruption Costs:
Operating Revenues	$—	$1
Operating Expenses	$(26)	$(24)

As adjusted:
Operating revenues	$3,525	$3,404
Operating expenses	$2,195	$2,119

Adjusted Operating Expenses as a percent of Revenues	62.3%	62.3%

Additional adjustments:
Adjustments to Operating Revenues:
Fuel surcharges (a)	$(83)	$—
Recycling commodity prices (b)	$(51)	$—

Adjustments to Operating Expenses:
Fuel (c)	$(83)	$—
Cost of goods sold due to recycling commodity prices (d)	$(39)	$—

As further adjusted:
Operating revenues	$3,391	$3,404
Operating expenses	$2,073	$2,119

Further Adjusted Operating Expenses as a percent of Revenues (e)	61.1%	62.3%

(a)	Increase in fuel surcharge revenue due to higher diesel fuel prices. Excludes changes in fuel surcharge revenue caused by volume fluctuations.

(b)	Increase in revenues due to increase in recycling commodity prices. Excludes changes in recycling commodity revenues caused by volume fluctuations.

(c)	Increase in fuel costs due to higher diesel fuel prices. Excludes changes in fuel costs caused by volume fluctuations.

(d)	Increase in cost of goods sold due to increase in recycling commodity prices. Excludes changes in cost of goods sold caused by recycling commodity volume fluctuations.

(e)	Increase in Operating Expenses as a percent of revenues, as adjusted for fuel, recycling commodity prices, and cost of labor disruptions of 120 basis points.

(10)